Exhibit 3.1

AMENDED AND RESTATED
BYLAWS
OF
PAPA MURPHY’S HOLDINGS, INC.
(Adopted December 16, 2016)

ARTICLE I
STOCKHOLDERS
1.1Place of Meetings. All meetings of stockholders shall be held at such place, if any, as may be designated from time to time by the Board of Directors (the “Board”) of Papa Murphy’s Holdings, Inc. (the “Corporation”), the Chairman of the Board or the Chief Executive Officer or, if not so designated, at the principal office of the Corporation. The Board may, in its sole discretion, determine that a meeting shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a) of the General Corporation Law of the State of Delaware (the “DGCL”).
1.2Annual Meeting. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on a date and at a time designated by the Board (which date shall not be a legal holiday in the place, if any, where the meeting is to be held). The Board may, at any time prior to the holding of an annual meeting of stockholders, and for any reason, postpone, reschedule or cancel any previously scheduled annual meeting of stockholders. The meeting may be postponed or rescheduled to such time and place as is specified in the notice of postponement or rescheduling of such meeting.
1.3Special Meetings. Special meetings of stockholders for any purpose or purposes may be called as (and only as) provided in the Certificate of Incorporation. The Board may postpone, reschedule or cancel any previously scheduled special meeting of stockholders, other than one called at the request of LEP Papa Murphy’s Holdings, LLC (“LEP”), or any person that acquires (other than through a registered public offering or through a broker’s transaction executed on any securities exchange or over-the-counter market) from LEP ten percent (10%) or more of the issued and outstanding Common Stock, as applicable. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.
1.4Notice of Meetings. Except as otherwise provided by the DGCL, notice of each meeting of stockholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting. Without limiting the manner by which notice otherwise may be given to stockholders, any notice shall be effective if given by a form of electronic transmission consented to (in a manner consistent with the DGCL) by the stockholder to whom the notice is given. The notices of all meetings shall state the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting). The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called. If notice is given by mail, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. If notice is given by electronic transmission, such notice shall be deemed given at the time specified in Section 232 of the DGCL.
1.5Voting List. The Secretary shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation. If the meeting is to be held at a place, then the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.
1.6Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the holders of a majority in voting power of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote at the meeting, present in person, present by means of remote communication in a manner, if any, authorized by the Board in its sole discretion, or represented by proxy, shall constitute a quorum for the transaction of business; provided, however, that where a separate vote by a class or classes or series of capital stock is required by law or the Certificate of Incorporation, the holders of a majority in voting power of the shares of such class or classes or series of the capital stock of the Corporation issued and outstanding and entitled to vote on such matter, present in person, present by means of remote communication in a manner, if any, authorized by the Board in its sole discretion, or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on such matter. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum.
1.7Adjournments. Any meeting of stockholders, annual or special, may be adjourned or recessed from time to time for any reason and to any other time and to any other place at which a meeting of stockholders may be held under these Bylaws by the chairman of the meeting or, if directed to be voted on by the chairman of the meeting, by the stockholders present or represented at the meeting and entitled to vote thereon, although less than a quorum. If a quorum is present at the original duly organized meeting of stockholders, it shall also be deemed present at an adjourned or recessed session of such meeting. If the adjournment or recess is for more than thirty (30) days, a notice of the adjourned or recessed meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment or recess a new record date for determination of stockholders entitled to vote is fixed for the adjourned or recessed meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned or recessed meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned or recessed meeting, and shall give notice of the adjourned or recessed meeting to each stockholder of record as of the record date so fixed for notice of such adjourned or recessed meeting. At the adjourned or recessed meeting, the Corporation may transact any business which might have been transacted at the original meeting.
1.8Proxies. Each stockholder of record entitled to vote at a meeting of stockholders may vote in person (including by means of remote communication in a manner, if any, authorized by the Board in its sole discretion by which stockholders may be deemed to be present in person and vote at such meeting) or may authorize another person or persons to vote for such stockholder by a proxy executed or transmitted in a manner permitted by applicable law. No such proxy shall be voted upon after three (3) years from the date of its execution, unless the proxy expressly provides for a longer period.
1.9Action at Meeting. When a quorum is present at any meeting, any matter to be voted upon by the stockholders at such meeting shall, except as set forth in Section 2.2, be decided by the vote of the holders of shares of stock having a majority in voting power of the votes cast by the holders of all of the shares of stock present or represented at the meeting and voting affirmatively or negatively on such matter (or if there are two (2) or more classes or series of stock entitled to vote as separate classes, then in the case of each such class or series, the holders of shares of stock having a majority in voting power of the votes cast by the holders of all of the shares of stock of that class or series present or represented at the meeting and voting affirmatively or negatively on such matter), except when a different vote is required by applicable law, regulation applicable to the Corporation or its securities, the rules or regulations of any stock exchange applicable to the Corporation, the Certificate of Incorporation or these Bylaws. Voting at meetings of stockholders need not be by written ballot.
1.10Notice of Stockholder Business and Nominations.
(A)Annual Meetings of Stockholders.
(1)Nominations of persons for election to the Board and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board or any committee thereof or (c) by any stockholder of the Corporation (i) who was a stockholder of record of the Corporation at the time the notice provided for in this Section 1.10 is delivered to the Secretary of the Corporation and at the time of the annual meeting, (ii) who is entitled to vote at the meeting and (iii) who complies with the notice procedures set forth in this Section 1.10 and applicable law. For the avoidance of doubt, the procedures set forth in this Section 1.10 shall be the exclusive means for a stockholder to make nominations or submit proposals for other business (other than matters properly brought under Rule 14a‑8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any successor rule thereto and included in the Corporation’s proxy statement that has been prepared to solicit proxies for such annual meeting) for an annual meeting of stockholders.

(2)For any nominations or any other business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred and twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting and the tenth (10th) day following the day on which public announcement (as defined below) of the date of such annual meeting is first made by the Corporation). In no event shall the adjournment, recess or postponement of an annual meeting (or any public announcement thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. To be in proper form, such stockholder’s notice (whether given pursuant to this paragraph (A)(2) of Section 1.10 or paragraph (B) of Section 1.10) to the Secretary of the Corporation shall set forth:
(a)as to each person, if any, whom the stockholder proposes to nominate for election or reelection as a director to the Board;
(i)all information relating to such person that is required to be disclosed, whether in a proxy statement, other filings required to be made in connection with solicitations of proxies for election of directors in a contested election contest, or as otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Exchange Act, and the rules and regulations promulgated thereunder;
(ii)such person’s written consent to being named in the proxy statement as a nominee; a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire the Proposing Person (as defined below) shall request in writing from the Secretary of the Corporation with at least 7 days’ prior notice)); such person’s written representation and agreement (in the form provided by the Secretary of the Corporation upon written request), (A) that such person is not and will not become party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) that such person is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, (C) that, in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, such person would, if elected as a director, comply with all of the Corporation’s corporate governance, ethics, conflict of interest, confidentiality and stock ownership and trading policies and guidelines applicable generally to the Corporation’s directors and, if elected as a director of the Corporation, such person currently would be in compliance with any such policies and guidelines that have been publicly disclosed (D) that such person, in his or her individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, intends to serve a full term if elected as a director of the Corporation and (E) that such person will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;
(iii)a complete and accurate description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among any of the Proposing Persons, on the one hand, and each proposed nominee, and his or her respective affiliates or associates (as such terms are defined below), or any other person or persons (including their names) acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S‑K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant;
(iv)a written statement executed by the nominee acknowledging that as a director of the Corporation, the nominee will owe a fiduciary duty under Delaware law with respect to the Corporation and its stockholders;
(v)a written statement of the nominee that such person, if elected, intends to tender, promptly following such person’s election or re-election, an irrevocable resignation effective upon such person’s failure to receive a majority of the votes cast in an uncontested election of directors (i.e., the number of shares voted “withhold” exceeds the number of shares voted “for” such person) at the next meeting at which such person would face re-election and upon acceptance of such resignation by the Board;
(vi)any information that such person would be required to disclose pursuant to clauses (ii) - (x) of clause (c) of this paragraph (A)(2) of Section 1.10 if such person were a stockholder purporting to make a nomination or propose business pursuant thereto; and
(vii)an undertaking to notify the Corporation in writing of any change in the information called for by clauses (i) - (vi) of this Section 1.10 of these Bylaws in accordance with and pursuant to paragraph (C)(2) of this Section 1.10;

(b)as to any other business that the stockholder proposes to bring before the meeting,
(i)a reasonably brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the complete text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend any Corporation document, the language of the proposed amendment), the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person; and
(ii)a complete and accurate description of all agreements, arrangements and understandings (whether written or oral) (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other person or entity (including their names) in connection with the proposal of such business by such stockholder; and
(c)as to the stockholder giving the notice, the beneficial owner or beneficial owners, if different, on whose behalf the nomination or proposal for other business is made, any of their respective affiliates or associates (including, if such stockholder or beneficial owner is an entity, as to each director, executive, managing member or control person of such entity), and any others acting in concert (each, a “Proposing Person”) with any of the following:
(i)the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records),;
(ii)the class or series, if any, and number of shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially and of record by such Proposing Person;
(iii)a complete and accurate description of any agreement, arrangement or understanding (whether written or oral) with respect to the nomination or proposal between or among any of the Proposing Persons, and any other person or entity (including their names) acting in concert with any of the foregoing, including, in the case of a nomination, the nominee;
(iv)a complete and accurate description of any agreement, arrangement or understanding (whether written or oral) (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of capital stock of the Corporation or with a value derived in whole or in part from the value of any class or series of capital stock of the Corporation, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice or any supplement thereto by, or on behalf of, such Proposing Person , whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation (a “Derivative Instrument”);

(v)a description of any proxy, contract, arrangement, understanding or relationship pursuant to which such Proposing Person has the right to vote any shares of any security of the Corporation;
(vi)a summary of any material discussion regarding the business proposed to be brought before the meeting between such Proposing Person, on the one hand, and any other record or beneficial owners of the shares of common stock of the Corporation (“Common Stock”) or any other class or series of capital stock of the Corporation (including their names), on the other hand;
(vii)any short interest of such Proposing Person in any security of the Corporation (for purposes of these Bylaws, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security);
(viii)any rights to dividends on the shares of the Corporation owned beneficially by such Proposing Person,
(ix)any proportionate interest in shares of capital stock of the Corporation or Derivative Instruments, held, directly or indirectly, by a general or limited partnership or similar entity in which such Proposing Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, is the manager, managing member or directly or indirectly beneficially owns an interest in the manager or managing member of a limited liability company or similar entity;
(x)any performance related fees (other than an asset-based fee) that such Proposing Person is entitled to base on any increase or decrease in the value of shares of capital stock of the Corporation or Derivative Instruments, if any, including any such interests held by members of such Proposing Person’s immediate family sharing the same household;
(xi)a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such annual meeting, will continue to be a holder of record of stock of the Corporation entitled to vote at such meeting through the date of the meeting and intends to appear in person or by proxy at the annual meeting to propose such business or nomination;
(xii)a representation whether such Proposing Person intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination;
(xiii)any other information relating to such Proposing Person required to be disclosed under the DGCL or in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal of other business and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; and
(xiv)an undertaking by such Proposing Person to notify the Corporation in writing of any change in the information called for by paragraphs (A) and (B) of this Section 1.10 of these Bylaws in accordance with and pursuant to paragraphs (C)(2) of this Section 1.10.
The Corporation may, as a condition of any such nomination being deemed properly brought before an annual meeting, require any proposed nominee to furnish (i) any information required pursuant to any undertaking delivered pursuant to this paragraph (A)(2) of Section 1.10, and (ii) such other information as the Corporation may require to determine the eligibility of such proposed nominee to serve as a director or independent director of the Corporation. The foregoing notice requirements of this paragraph (A) of this Section 1.10 shall be deemed satisfied by a stockholder with respect to business (other than any purported nomination) if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with Rule 14a-8 promulgated under the Exchange Act or any successor rule thereto and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.
(3)Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 1.10 to the contrary, in the event that the number of directors to be elected to the Board at the annual meeting is increased effective after the time period for which nominations would otherwise be due under paragraph (A)(2) of this Section 1.10 and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 1.10 shall also be considered timely, but only with respect to nominees for the additional directorship positions, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.
(B)Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the special meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board or any committee thereof or (2) provided that the Board pursuant to Section 1.3 hereof has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (a) is a stockholder of record at the time the notice provided for in this Section 1.10 is delivered to the Secretary of the Corporation and at the time of the special meeting, (b) is entitled to vote at the special meeting and (3) complies with the notice procedures and conditions set forth in this Section 1.10 (including the information requirements in paragraph (A)(2) of Section 1.10) as to such nomination. For the avoidance of doubt, the foregoing clause (2) of this paragraph (B) of Section 1.10 shall be the exclusive means for a stockholder to propose nominations of persons for election to the Board at a special meeting of stockholders at which directors are to be elected. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (A)(2) of this Section 1.10 shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting and the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the adjournment, recess or postponement of a special meeting as to which notice has been sent to stockholders, or any public announcement with respect thereto, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
(C)General. (1) Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Section 1.10 shall be eligible to be properly elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.10. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.10 (including whether the Proposing Person solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (A)(2)(c)(xii) of this Section 1.10) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 1.10, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 1.10, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 1.10, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder, to act for such stockholder as proxy at the annual or special meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the annual or special meeting of stockholders.
(2)In addition, to be in proper form, a stockholder providing notice pursuant to paragraphs (A) and (B) of this Section 1.10 shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to paragraphs (A) and (B) of this Section 1.10 shall be true and correct (i) as of the record date for the meeting and (ii) as of the date that is ten (10) business days prior to the meeting or any adjournment, recess, cancellation, rescheduling or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date) and not later than seven (7) business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable day prior to any adjournment, recess or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment, recess or postponement thereof)).
(3)For purposes of this Section 1.10, (x) “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder and (y) “affiliate” and “associate” each have the respective meanings set forth in Rule 12b-2 under the Exchange Act.
(4)Notwithstanding the foregoing provisions of this Section 1.10, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 1.10; provided however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 1.10 (including paragraphs (A)(2) and (B) hereof), and compliance with paragraphs (A)(2) and (B) of this Section 1.10 shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in the penultimate sentence of (A)(2), business other than nominations brought properly under and in compliance with Rule 14a‑8 of the Exchange Act or any successor rule thereto, as may be amended from time to time). Nothing in this Section 1.10 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to applicable Rule 14a‑8 promulgated under the Exchange Act or (b) of the holders of any series of Preferred Stock to elect directors if and to the extent provided for under any applicable provisions of the Certificate of Incorporation.
(D)Record Date.
(1)In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment or recess thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment or recess of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned or recessed meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned or recess meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned or recessed meeting.
(2)In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.
(3)In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining the stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required under the DGCL, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required under the DGCL, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.
1.11Conduct of Meetings.
(A)Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in the Chairman’s absence by the Vice Chairman of the Board, if any, or in the Vice Chairman’s absence by the Chief Executive Officer, or in the Chief Executive Officer’s absence, by the President, or in the President’s absence by a Vice President, or in the absence of all of the foregoing persons by a chairman designated by the Board. The Secretary shall act as secretary of the meeting, but in the Secretary’s absence the chairman of the meeting may appoint any person to act as secretary of the meeting.
(B)The Board may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the Corporation as it shall deem appropriate including, without limitation, such guidelines and procedures as it may deem appropriate in its sole discretion regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board, the chairman of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as shall be determined; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted to questions or comments by participants; and (vi) restrictions on the use of audio or video recording devices at the meeting. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
(C)The chairman of the meeting shall announce at the meeting the date and time of the opening and closing of the polls for each matter voted upon at the meeting. After the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted unless the Court of Chancery of the State of Delaware shall determine otherwise.
(D)In advance of any meeting of stockholders, the Board, the Chairman of the Board, the Chief Executive Officer or the President shall appoint one or more inspectors of election to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is present, ready and willing to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law. Every vote taken by ballots shall be counted by a duly appointed inspector or duly appointed inspectors.
ARTICLE II
DIRECTORS
2.1General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all of the powers of the Corporation except as otherwise provided by law or the Certificate of Incorporation.
2.2Number, Election and Qualification. Subject to the Certificate of Incorporation, the total number of directors constituting the Board shall be such number as may be fixed from time to time by resolution of the Board. At any meeting of stockholders at which directors are to be elected, directors shall be elected by the plurality vote of the votes cast by the holders of shares present or represented at the meeting and entitled to vote thereon. If an incumbent director (other than an incumbent director designated by LEP or any person that acquires (other than through a registered public offering or through a brokers transaction executed on any securities exchange or over-the-counter market) from LEP ten percent (10%) or more of the issued and outstanding Common Stock) does not receive a majority of the votes cast in an uncontested election of directors (i.e., the number of shares voted “withhold” exceeds the number of shares voted “for” such person), the incumbent director shall tender his or her resignation to the Board for consideration following the certification of election results. The Nominating and Corporate Governance Committee shall consider the resignation and make a recommendation to the Board of whether to accept or reject the director’s resignation or whether other action should be taken. The Board shall then consider each tendered resignation and act on each, taking into account its fiduciary duties to the Corporation and its stockholders. Within 90 days from the date of the certification of the election results, the Corporation shall publicly disclose the decision of the Board and, if applicable, the Board’s reasons for rejecting a tendered resignation. An incumbent director who tenders his or her resignation for consideration shall not participate in the Nominating and Corporate Governance Committee’s recommendation or the Board’s decision, or any deliberations related thereto. If a director’s resignation is accepted by the Board pursuant to this Section 2.2, then the Board may fill the resulting vacancy pursuant to Section 2.8 or may decrease the size of the Board pursuant to this Section 2.2, in each case subject to any rights of LEP or any person that acquires (other than through a registered public offering or through a brokers transaction executed on any securities exchange or over-the-counter market) from LEP ten percent (10%) or more of the issued and outstanding Common Stock. Election of directors need not be by written ballot. Directors need not be stockholders of the Corporation.
2.3Chairman of the Board; Vice Chairman of the Board. The Board may appoint from its members a Chairman of the Board and a Vice Chairman of the Board, neither of whom need be an employee or officer of the Corporation. If the Board appoints a Chairman of the Board, such Chairman shall perform such duties and possess such powers as are assigned by the Board and, if the Chairman of the Board is also designated as the Corporation’s Chief Executive Officer, shall have the powers and duties of the Chief Executive Officer prescribed in Section 3.7 of these Bylaws. If the Board appoints a Vice Chairman of the Board, such Vice Chairman shall perform such duties and possess such powers as are assigned by the Board. Unless otherwise provided by the Board, the Chairman of the Board or, in the Chairman’s absence, the Vice Chairman of the Board, if any, shall preside at all meetings of the Board.
2.4Classification; Terms of Office. The directors of the Corporation shall be divided into three classes designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board. The Board may assign members of the Board already in office to such classes. The term of office of the initial Class I directors shall expire at the first annual meeting of the stockholders following the Fifth Amended and Restated Certificate of Incorporation becoming effective pursuant to the DGCL (the “Effective Time”); the term of office of the initial Class II directors shall expire at the second annual meeting of the stockholders following the Effective Time; and the term of office of the initial Class III directors shall expire at the third annual meeting of the stockholders following the Effective Time. At each annual meeting of stockholders, commencing with the first annual meeting of stockholders following the Effective Time, successors to the class of directors whose term expires at that annual meeting shall be elected to hold office until the third annual meeting next succeeding his or her election and until his or her respective successor shall have been duly elected and qualified. If the number of directors is changed, any increase or decrease shall be apportioned among the classes in such a manner as the Board of Directors shall determine so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director.
2.5Quorum. A majority of the directors at any time in office shall constitute a quorum of the Board. If at any meeting of the Board there shall be less than a quorum, a majority of the directors present may adjourn or recess the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present. The directors present at a duly organized meeting may continue to transact business until adjournment or recess, notwithstanding the withdrawal of enough directors to leave less than a quorum.
2.6Action at Meeting. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board, unless a greater number is required by law, by the Certificate of Incorporation or these Bylaws.
2.7Removal. Subject to the rights of holders of any series of Preferred Stock, directors of the Corporation may be removed as provided in the Certificate of Incorporation.
2.8Vacancies. Subject to applicable law, the provisions of the Certificate of Incorporation and the rights of holders of any series of Preferred Stock, any newly created directorship that results from an increase in the number of directors or any vacancy on the Board that results from the death, disability, resignation, disqualification or removal of any director or from any other cause shall be filled solely by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director and shall not be filled by the stockholders. Any director elected to fill a vacancy shall hold office until the next election of the class of directors to which such director has been approved and until its successor is duly elected and qualified.
2.9Resignation. Any director may resign by delivering a resignation in writing or by electronic transmission to the Corporation at its principal office or to the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. Such resignation shall be effective upon delivery unless it is specified to be effective at some later time or upon the happening of some later event.
2.10Regular Meetings. Regular meetings of the Board may be held without notice at such time and place as shall be determined from time to time by the Board; provided that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board may be held without notice immediately after and at the same place as the annual meeting of stockholders.
2.11Special Meetings. Special meetings of the Board may be called by the Chairman of the Board, by the Chief Executive Officer, or by the affirmative vote of a majority of the directors then in office or by one director in the event that there is only a single director in office.

2.12Notice of Special Meetings. Notice of the date, place and time of any special meeting of the Board shall be given to each director by the Secretary or by the officer or one of the directors calling the meeting. Notice shall be duly given to each director (a) in person or by telephone at least twenty-four (24) hours in advance of the meeting, (b) by sending written notice by reputable overnight courier, telecopy, facsimile or other means of electronic transmission, or delivering written notice by hand, to such director’s last known business, home or means of electronic transmission address at least twenty-four (24) hours in advance of the meeting, or (c) by sending written notice by first-class mail to such director’s last known business or home address at least seventy-two (72) hours in advance of the meeting. A notice or waiver of notice of a meeting of the Board need not specify the purposes of the meeting.
2.13Meetings by Conference Communications Equipment. Directors may participate in meetings of the Board or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.
2.14Action by Consent. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent to the action in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee thereof. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
2.15Committees. The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation with such lawfully delegable powers and duties as the Board thereby confers, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board but subject to the DGCL, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each such committee shall keep minutes and make such reports as the Board may from time to time request. Except as the Board may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the committee or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these Bylaws for the Board. Except as otherwise provided in the Certificate of Incorporation, these Bylaws, or the resolution of the Board designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

2.16Compensation of Directors. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board may from time to time determine. No such payment shall preclude any director from serving the Corporation or any of its parent or subsidiary entities in any other capacity and receiving compensation for such service.
ARTICLE III
OFFICERS
3.1Titles. The officers of the Corporation may consist of a Chief Executive Officer, a President, a Chief Financial Officer, a Treasurer and a Secretary and such other officers with such other titles as the Board shall from time to time determine. The Board may appoint such other officers, including one or more Vice Presidents and one or more Assistant Treasurers or Assistant Secretaries, as it may deem appropriate from time to time.
3.2Election. The officers of the Corporation shall be elected or chosen by the Board at any time and shall hold their respective offices for such terms as the Board may determine.
3.3Qualification. No officer need be a stockholder. To the extent permitted by the DGCL, any two or more offices may be held by the same person.
3.4Tenure. Except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, each officer shall hold office until such officer’s successor is duly elected and qualified, unless a different term is specified in the resolution electing or appointing such officer, or until such officer’s earlier death, resignation, disqualification or removal.
3.5Resignation and Removal. Any officer may resign by delivering a written resignation to the Corporation at its principal office or to the Board, the Chief Executive Officer, the President or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some later time or upon the happening of some later event. Any officer may be removed at any time, with or without cause, by the affirmative vote of a majority of the directors then in office.
3.6Vacancies. The Board may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled, for such period as it may determine, any offices. Each such successor shall hold office for the unexpired term of such officer’s predecessor and until a successor is duly elected and qualified, or until such officer’s earlier death, resignation, disqualification or removal.
3.7Chief Executive Officer. The Board of Directors shall select a Chief Executive Officer to serve at the pleasure of the Board of Directors. The Chief Executive Officer shall have general charge and supervision of the business of the Corporation subject to the direction of the Board, and shall perform all duties and have all powers that are commonly incident to the office of chief executive or that are delegated to such officer by the Board.

3.8Vice Presidents. Each Vice President shall perform such duties and possess such powers as the Board or the Chief Executive Officer may from time to time prescribe. The Board may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board.
3.9Secretary and Assistant Secretaries. The Secretary shall perform such duties and shall have such powers as the Board or the Chief Executive Officer may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the secretary, including without limitation the duty and power to give notices of all meetings of stockholders and special meetings of the Board, to attend all meetings of stockholders and of the Board and keep a record of the proceedings thereof, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.
Any Assistant Secretary shall perform such duties and possess such powers as the Board, the Chief Executive Officer or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board) shall perform the duties and exercise the powers of the Secretary.
The chairman of any meeting of the Board or of stockholders may designate a temporary secretary to keep a record of any meeting.
3.10Treasurer and Assistant Treasurers. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned by the Board or the Chief Executive Officer. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in depositories selected in accordance with these Bylaws, to disburse such funds as ordered by the Board, to make proper accounts of such funds, and to render as required by the Board statements of all such transactions and of the financial condition of the Corporation.
The Assistant Treasurers shall perform such duties and possess such powers as the Board, the Chief Executive Officer or the Treasurer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Treasurer, the Assistant Treasurer (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board) shall perform the duties and exercise the powers of the Treasurer.
3.11Delegation of Authority. The Board may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

ARTICLE IV
CAPITAL STOCK
4.1Issuance of Stock. Subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the Corporation or the whole or any part of any shares of the authorized capital stock of the Corporation held in the Corporation’s treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board in such manner, for such lawful consideration and on such terms as the Board may determine.
4.2Stock Certificates; Uncertificated Shares. The shares of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Every holder of stock of the Corporation represented by certificates shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board, representing the number of shares held by such holder registered in certificate form. Each such certificate shall be signed in a manner that complies with Section 158 of the DGCL.
Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, these Bylaws, applicable securities laws or any agreement among any number of stockholders or among such holders and the Corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.
If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of each certificate representing shares of such class or series of stock, provided that in lieu of the foregoing requirements there may be set forth on the face or back of each certificate representing shares of such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the DGCL or, with respect to Section 151 of DGCL, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
4.3Transfers. Shares of stock of the Corporation shall be transferable in the manner prescribed by law, the Certificate of Incorporation and in these Bylaws. Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation or by transfer agents designated to transfer shares of stock of the Corporation. Subject to applicable law, shares of stock represented by certificates shall be transferred only on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the Corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Certificate of Incorporation or by these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws.
4.4Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate or uncertificated shares in place of any previously issued certificate alleged to have been lost, stolen or destroyed, upon such terms and conditions as the Board may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity and posting of such bond as the Board may require for the protection of the Corporation or any transfer agent or registrar.
ARTICLE V
GENERAL PROVISIONS
5.1Fiscal Year. Except as from time to time otherwise designated by the Board, the fiscal year of the Corporation shall begin on the first day of January of each year and end on the Monday nearest to December 31 in each year.
5.2Corporate Seal. The corporate seal shall be in such form as shall be approved by the Board.
5.3Waiver of Notice. Whenever notice is required to be given by law, by the Certificate of Incorporation or by these Bylaws, a written waiver signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before, at or after the time of the event for which notice is to be given, shall be deemed equivalent to notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in any such waiver. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
5.4Voting of Securities. Except as the Board may otherwise designate, the Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer may waive notice, vote, consent, or appoint any person or persons to waive notice, vote or consent, on behalf of the Corporation, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this Corporation (with or without power of substitution), with respect to the securities of any other entity which may be held by this Corporation.

5.5Evidence of Authority. A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the Corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.
5.6Certificate of Incorporation. All references in these Bylaws to the Certificate of Incorporation shall be deemed to refer to the Fifth Amended and Restated Certificate of Incorporation of the Corporation, dated May 7, 2014 as it may be further amended and/or restated and in effect from time to time.
5.7Severability. If any provision or provisions (or any part thereof) of these Bylaws shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provision of these Bylaws (including, without limitation, each portion of any paragraph of these Bylaws containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of these Bylaws (including, without limitation, each such portion of any paragraph of these Bylaws containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the Corporation to the fullest extent permitted by law.
5.8Pronouns. All pronouns used in these Bylaws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.
5.9Electronic Transmission. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.
ARTICLE VI
AMENDMENTS
These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted by the Board or by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66⅔%) in voting power of the Corporation’s then outstanding shares entitled to vote generally in the election of directors, voting together as a single class; provided that any alteration, amendment or repeal, in whole or in part, of Sections 1.3 or 7.11 hereof shall require the affirmative approval of LEP or any person that acquires (other than through a registered public offering or through a broker’s transaction executed on any securities exchange or over-the-counter market) from LEP ten percent (10%) or more of the issued and outstanding Common Stock, as applicable.

ARTICLE VII
INDEMNIFICATION AND ADVANCEMENT
7.1Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation, or has or had agreed to become a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a limited liability company, partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 7.5, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board.
7.2Prepayment of Expenses. The Corporation shall, to the fullest extent not prohibited by applicable law, as the same exists or may hereafter be amended, pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by or on behalf of the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VII or otherwise.
7.3Authorization of Indemnification. Any indemnification under this Article VII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth Section 7.4. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding set forth in Section 7.1 or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

7.4Good Faith Defined. For purposes of any determination under Section 7.3, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action was based on good faith reliance on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 7.4 shall mean any other corporation or any partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 7.4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in the DGCL.
7.5Right of Claimant to Bring Suit. If a claim for indemnification (following the final disposition of such action, suit or proceeding) or advancement of expenses under this Article VII is not paid in full within thirty (30) days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense (including attorneys’ fees) of prosecuting such proceeding. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law. It shall be a defense to any such action brought to enforce a right to indemnification (but not in an action brought to enforce a right to an advancement of expenses) that the claimant has not met the standards of conduct which make it permissible under the DGCL (or other applicable law) for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither a contrary determination in the specific case under Section 7.3 nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the claimant has not met any applicable standard of conduct.
7.6Nonexclusivity of Indemnification and Advancement of Expenses. The rights to indemnification and advancement of expenses provided by or granted pursuant to this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any agreement, or pursuant to any vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that, subject to the last sentence of Section 7.1, indemnification of the persons specified in Section 7.1 shall be made to the fullest extent permitted by law. The provisions of this Article VII shall not be deemed to preclude the indemnification of or advancement of expenses to any person who is not specified in Section 7.1 but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise.

7.7Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VII.
7.8Certain Definitions. For purposes of this Article VII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VII, references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VII.
7.9Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.
7.10Contract Rights. The obligations of the Corporation under this Article VII to indemnify, and advance expenses to, a Covered Person shall be considered a contract between the Corporation and such person, and no modification or repeal of any provision of this Article VII shall affect, to the detriment of such person, such obligations of the Corporation in connection with a claim based on any act or failure to act occurring before such modification or repeal.
7.11Primary Obligation. The Corporation hereby acknowledges that any Covered Persons (the “LEP Covered Persons”) that are employees of LEP, Lee Equity Partners, LLC or any of their respective affiliates have, or may in the future have, certain rights to indemnification, advancement of expenses and/or insurance provided by LEP or other persons or entities that, directly or indirectly, (a) are controlled by, (b) control, or (c) are under common control with, LEP (collectively, the “Other Indemnitors”). The Corporation hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to the LEP Covered Persons are primary and any obligation of the Other Indemnitors to advance expenses or to provide indemnification or to provide insurance for the same expenses or liabilities incurred by the LEP Covered Persons are secondary), (ii) that it shall be required to advance the full amount of expenses incurred by the LEP Covered Persons and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of the Certificate of Incorporation and the Bylaws (or any other agreement between the Corporation and the LEP Covered Persons), without regard to any rights the LEP Covered Persons may have against the Other Indemnitors (whether pursuant to the Certificate of Incorporation the Bylaws or any other agreement between the Corporation and the LEP Covered Persons, or law), and (iii) that it irrevocably waives, relinquishes and releases the Other Indemnitors from any and all rights and claims against the Other Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. Any insurance coverage provided, obtained or paid for by the Corporation, on the one hand, and any Other Indemnitor, on the other hand, shall be subject to the same primary and secondary liability hierarchy set forth in this Section 7.11. The Corporation shall use its reasonable best efforts to cause any insurance coverage policy contemplated by Section 7.7 hereof and obtained by the Corporation to contain the same primary and secondary liability hierarchy as set forth in this Section 7.11. The Corporation further agrees that no advancement or payment by the Other Indemnitors on behalf of the LEP Covered Persons with respect to any claim for which the LEP Covered Persons have sought indemnification from the Corporation shall affect the foregoing and the Other Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of the LEP Covered Persons against the Corporation. The Corporation and the LEP Covered Persons agree that the Other Indemnitors are express third party beneficiaries of the terms of this Section 7.11.